Exhibit 22.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Securities and Exchange Commission

Washington, D.C. 20549

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-123827 of ICOP Digital, Inc., of our report dated March 11, 2005, except as to Notes 1, 7 and 10, which is June 21, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Summary Consolidated Financial Data” and “Experts” in such Prospectus.

Cordovano and Honeck LLP

(formerly Cordovano and Honeck, P.C.)

Denver, Colorado

July 5, 2005